UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

October 13, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 8.01  Other Events

On October 13, 2008 we announced top-line results from Study AP-ADF-111 (Study 111) entitled "A Phase II, Single-Center, Randomized, Double-Blind, Assessment of the Abuse Liability of Acurox™ (oxycodone HCl and niacin) Tablets in Subjects with a History of Opioid Abuse." Study 111 results demonstrate that Acurox™ Tablets are disliked compared to oxycodone HCl tablets alone when excess doses are swallowed. These results are statistically significant based on the dislike/like scores (p = .033), the primary measure of abuse deterrence potential for the study.

We are parties to a License, Development and Commercialization Agreement with King Pharmaceuticals Research and Development, Inc. (“King”), a wholly-owned subsidiary of King Pharmaceuticals, Inc. dated as of October 30, 2007, as amended, pursuant to which, among other things, we have licensed Acurox™ Tablets to King in the United States, Canada and Mexico.

A copy of the press release issued by us jointly with King Pharmaceuticals, Inc. with respect to the above is being furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

99.1	Joint Press Release of the Registrant and King Pharmaceuticals, Inc. dated October 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: October 13, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of the Registrant and King Pharmaceuticals, Inc. dated October 13, 2008.